UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2016 (January 28, 2016)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-8546	22-2465228
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue

New York, New York 10022
(Address of principal executive offices and zip code)

(212) 235-2190
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Current Report on Form 8-K filed by Trinity Place Holdings Inc. (the “Company”) on September 15, 2015, the Company entered into an amendment of the employment agreement dated October 1, 2013 (the “Employment Agreement”) between the Company and Matthew Messinger, the Company’s chief executive officer (the “Amendment”). Among other terms in the Amendment, in lieu of a commitment to consider additional restricted stock unit (“RSU”) awards whenever the Company raises capital through the sale of additional equity securities, the Amendment amended Section 7.2 of the Employment Agreement to provide for an additional RSU grant, but only with respect to the first such sale of additional equity securities.  Amended Section 7.2 of the Employment Agreement provides that the additional RSU grant will be for a number of RSUs that increases the RSUs previously granted to Mr. Messinger by the same percentage as the outstanding shares of the Company were increased by the sale of equity securities. As previously reported in the Current Report on Form 8-K filed by the Company on December 8, 2015, the Company consummated its previously announced backstopped common stock rights offering on December 8, 2015, which resulted in the issuance of 5,000,000 shares of the Company’s common stock.  As a result, on January 28, 2016, the Company entered into a Restricted Stock Unit Agreement (the “RSU Agreement”) with Mr. Messinger pursuant to which the Company granted to Mr. Messinger RSUs covering an aggregate of 541,074 shares, representing 0.248362 multiplied by 2,178,570, the number of RSUs to which Mr. Messinger was entitled under the Employment Agreement and clarifying that Section 7.2 of the Employment Agreement, as amended, applies to all grants contemplated by the Employment Agreement prior to the Amendment rather than RSU awards previously granted pursuant to the Employment Agreement prior to the Amendment and accordingly includes the 12/31/15 Tranche, as defined in the RSU Agreement, in addition to RSUs granted pursuant to the Employment Agreement prior to the Amendment.  Each RSU represents the right to receive one share of the Company’s common stock, upon the terms and subject to the conditions set forth in the RSU Agreement. The foregoing description of the RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the RSU Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Trinity Place Holdings Inc. Restricted Stock Unit Agreement, entered into as of January 28, 2016, by and between Matthew Messinger and Trinity Place Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

Date: February 1, 2016	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer